Exhibit 10.14

INVESTMENT MANAGEMENT AGREEMENT

This Agreement dated as of October 1, 2004 is entered into by and between J.P. Morgan Investment Management Inc. (“Investment Advisor”) and ACA Financial Guaranty Corporation (the “Client”) and sets forth the terms on which Investment Advisor will act as investment manager of the assets of Client placed with Investment Advisor for management hereunder (the “Account”).

1 Appointment of Investment Advisor. Client hereby appoints Investment Advisor as investment manager with respect to the Account with full investment authority, subject to the Investment Guidelines (as defined and described in Section 3 below), and Investment Advisor accepts such appointment and agrees to open and maintain the Account as Client’s agent and investment manager.

2 Composition of Account; Custody. (a) The Account shall consist of such cash and securities as shall be agreed upon by Client and Investment Advisor that Client from time to time places under the supervision of Investment Advisor and/or which shall become part of the Account as a result of transactions therein or otherwise.

(b) Client has appointed Wachovia Bank N. A.  (the “Custodian”) to be the custodian of the cash, securities and other property in the Account and Investment Advisor will execute all investment transactions for settlement with the Custodian under custodial account number 7028300458. Client will provide Investment Advisor with reasonable notice of any contributions to or withdrawals from the Account as they may occur from time to time. Client shall direct the Custodian to comply with all investment instructions given by Investment Advisor with respect to the Account. Client shall provide Investment Advisor with reasonable advance notice of any subsequent changes in the Custodian.

(c) Client agrees that: (i) unless Client gives written instructions to the contrary all dividend and interest income received in respect of the Account will be retained by the Custodian for reinvestment as part of the Account, and (ii) Client shall have full responsibility for the payment of all taxes due on capital or income held or collected for the Account and the filing of any returns in connection therewith or otherwise required by law.

3 Investment Guidelines. Client is responsible for informing Investment Advisor, in advance and in writing, of the investment policies, guidelines, objectives, restrictions, conditions, limitations or directions applicable to, as well as any cash needs of, the Account (the “Investment Guidelines”), and Investment Advisor shall invest, reinvest and manage the securities, cash and any other property in the Account subject to such Investment Guidelines as in effect from time to time. The initial Investment Guidelines are attached hereto as Exhibit A and made a part hereof. Client may amend the Investment Guidelines upon written notice to Investment Advisor; provided such amendment becomes effective only upon Investment Advisor’s written acknowledgment of its receipt of such amendment, and Investment Advisor shall be provided a reasonable time to comply with such amendment.

4 Discretionary Authority. (a) Client requests Investment Advisor to review the assets held in the Account, and, subject to and in accordance with the Investment Guidelines, Investment Advisor shall have complete discretion and authority, without obtaining Client’s instructions, to make such sales, exchanges, investments or reinvestments or to take any action that it deems necessary or desirable in connection with the assets in the Account, and in connection therewith to execute or cause to be executed any and all required documents. In exercising its investment discretion Investment Advisor is not limited to investing in securities and other property of the type normally deemed appropriate for trust funds.

(b) Client authorizes Investment Advisor, in its discretion, to aggregate purchases and sales of securities for the Account with purchases and sales of securities of the same issuer for other clients of Investment Advisor occurring on the same day. When transactions are so aggregated, the actual prices applicable to the aggregated transaction will be averaged, and the Account and the accounts of other participating clients of Investment Advisor will be deemed to have purchased or sold their proportionate share of the securities involved at the average price so obtained.

(c) Subject to the Investment Guidelines, investments may be made in, but are not limited to, securities of any kind including common or preferred stocks, warrants, rights, corporate or government bonds or notes, repurchase agreements, securities of any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, limited liability legal entities and non-registered pooled funds. The fact that any bank or non-bank subsidiary of JPMorgan Chase & Co. is selling or providing services to and receiving remuneration from the foregoing repurchase agreement, investment company, investment trust or other investment product as counterparty, investment advisor, custodian, transfer agent, registrar, or otherwise shall not preclude Investment Advisor from investing the Account in the security.

(d) In accordance with the terms of Exhibit E attached hereto and made a part hereof, Investment Advisor is, among other things, authorized and empowered to purchase, sell, hold and generally deal in and with all futures, options, short sales and derivatives contracts.

5 Brokerage and Execution Services. In accordance with the terms of Exhibit B attached hereto and made a part hereof, the Client acknowledges that Investment Advisor will effect securities and other investment transactions through brokers of its choosing.

6 Proxies and Legal Notices. Investment Advisor shall vote all proxies with respect to securities held in the Account in accordance with Investment Advisor’s proxy voting guidelines and procedures in effect from time to time. Client agrees to instruct Custodian to forward all proxy materials and related shareholder communications to the designee provided by Investment Advisor promptly upon receipt. Investment Advisor shall not be liable with regard to voting of proxies or other corporate actions if the proxy materials and related communications are not received in a timely manner. Investment Advisor will not be required to take any action or render any advice with respect to securities presently or formerly held in the Account, or the issuers thereof, which become the subject of any legal proceedings, including bankruptcies.

7 Information and Statements. Investment Advisor shall cause to be rendered to Client, no less frequently than quarterly, statements setting forth the property in the Account and transactions therein and advices of changes as they are made in the Account in accordance with Investment Advisor’s normal procedures. Client agrees to review promptly all statements and advices. Client acknowledges that Custodian will furnish the official confirmations of Account transactions and periodic Account statements detailing positions and activity.

8 Delegation to Third Parties. Investment Advisor may employ an affiliate or a third party to perform any accounting, administrative, reporting and ancillary services required to enable Investment Advisor to perform its functions under this Agreement. Notwithstanding any other provision of the Agreement, Investment Advisor may provide information about Client and the Account to any such affiliate or other third party for the purpose of providing the services contemplated under this clause. Investment Advisor will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve Investment Advisor of any of its obligations under this Agreement.

9 Client Lists. Client consents to the use of Client’s name in Investment Advisor’s (or its affiliates’) lists of representative clients solely for the purpose of identifying Client as a Investment Advisor client.

10 Fees and Expenses. For all services provided hereunder, Client shall pay Investment Advisor the fees set forth in Exhibit C attached hereto. Such fees may be changed by written agreement of the parties hereto. It is understood that, in the event such fees are to be paid by the Custodian, Client will provide written authorization to the Custodian to pay Investment Advisor’s fees directly from the Account. In addition, it is agreed that all brokerage commissions, taxes, charges and other costs incident to the purchase and sale of securities shall be charged to and paid from the Account. Client shall also be responsible for, and shall reimburse Investment Advisor with respect to, any reasonable out-of-pocket expenses (including attorneys fees) incurred by any of Investment Advisor, its employees, representatives, directors, officers, shareholders, and any affiliate thereof (collectively, the “JPMC Entities and Persons”), with respect to any litigation or required responses to third parties arising out of Investment Advisor’s management of the Account, except to the extent it is judicially determined that Investment Advisor acted with gross negligence or willful misconduct or in violation of applicable law.

11 Service to Other Clients. It is understood that Investment Advisor and its affiliates perform investment advisory services for various clients. Client agrees that Investment Advisor may give advice and take action with respect to any of its other clients, which may differ from advice given or the timing or nature of action taken with respect to the Account. It is Investment Advisor’s policy, to the extent practicable, to allocate investment opportunities among clients over a period of time on a fair and equitable basis. It is understood that Investment Advisor shall not have any obligations to purchase or sell, or to recommend for purchase or sale, for the Account any security which Investment Advisor, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of Investment Advisor such transaction or investment appears unsuitable, impractical or undesirable for the account. Client acknowledges that Investment Advisor may make different investment decisions with respect to each of its clients, and that such fact shall not be relied upon by Client or any of its agents or representatives as evidence of a breach of Investment Advisor’s duties hereunder.

12 Insider Information. If, by reason of its investment management activities, Investment Advisor obtains material non-public information, Client acknowledges that Investment Advisor will not make any investment decisions based upon such information.

13 Notices. All notices and other written communications specified herein shall be deemed duly given if delivered personally, if mailed (by registered or certified mail, return receipt requested and postage prepaid), if sent by overnight courier service for next business day delivery, by facsimile transmission, or by electronic transmittal with return receipt, to the appropriate address for each party as set forth below. Such communications shall be effective immediately (if delivered in person or by confirmed facsimile), upon the date acknowledged to have been received in return receipt, or upon the next business day (if sent by overnight courier service).
Notices shall be sent to Investment Advisor at the following address:

J.P. Morgan Investment Management Inc.

Address: 522 Fifth Avenue, New York, NY 10036
Facsimile: 212-837-1063
Attention: Jay V. Minchilli

A copy of all legal notices shall also be delivered to Investment Advisor at the following address:

J.P. Morgan Investment Management Inc.

522 Fifth Avenue, New York, New York 10036

Facsimile: 212-837-5153
Attention: Legal Department

Notices shall be sent to Custodian at the following address:

Address:  1300 I Street NW, 12th Floor
Washington DC 20005

Facsimile: 202-414-3320
Attention:  June Gray

Notices shall be sent to Client at the following address:

Address: ACA Financial Guaranty Corporation

140 Broadway, 47th Floor
Facsimile:  212-375-2302
Attention:  General Counsel

14 Discharge of Liability. (a) Investment Advisor does not guarantee the future performance of the Account or any specific level of performance, the success of any investment decision or strategy that Investment Advisor may use, or the success of Investment Advisor’s overall management of the Account. Client understands that investment decisions made for the Account by Investment Advisor are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable. Investment Advisor will manage only the securities, cash and other investments held in the Account and in making investment decisions for the Account, Investment Advisor will not consider any other securities, cash or other investments owned or managed by Client.

(b) The JPMC Entities and Persons shall have no liability for any expenses, losses, damages, liabilities, charges and claims of any kind or nature whatsoever (“Losses”) incurred by or threatened against Investment Advisor as the result of any actions it takes based on instructions it receives from authorized persons (“Authorized Persons”) of the Client and reasonably believed by the JPMC Entities and Persons to be genuine. A list of such Authorized Persons is listed on Exhibit D. The JPMC Entities and Persons shall not be liable to Client or its representatives for any Losses suffered by Client arising from any depreciation in the value of the Account or from the income derived from it (including, without limitation, where such depreciation results from capital loss or taxation liability) or other Losses that result from Investment Advisor’s actions hereunder, except to the extent such Losses are judicially determined to be proximately caused by the gross negligence or willful misconduct of or violation of applicable law by Investment Advisor. Under no circumstances shall the JPMC Entities and Persons be liable for any special, consequential or indirect damages.

(c) Investment Advisor may consult with outside legal counsel concerning any question which may arise with reference to its duties under this Agreement, and may rely on the opinion of such counsel with respect to any action taken or suffered by Investment Advisor hereunder in good faith and in accordance with the opinion of such counsel.

(d) Notwithstanding the foregoing, no provision of this Agreement shall constitute a waiver or limitation of any right of Client that may exist under Federal or state securities law.

15 Force Majeure. (a) Neither party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or negligence of the offending party. Such causes may include, but are not restricted to, Acts of God or of the public enemy, terrorism, acts of the State in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions, and freight embargoes.

(b) If at any time due to major fluctuations in market prices, abnormal market conditions or any other reason outside the control of Investment Advisor, there shall be a deviation from the specific instructions set out in the Investment Guidelines: (i) Investment Advisor shall not be in breach of the Investment Guidelines provided it takes such steps as may be necessary to ensure compliance within 14 days after such deviation occurs; and (ii) If, in the judgment of Investment Advisor, the actions described in (i) above are not in the best interests of Client, Investment Advisor may, prior to the expiration of the 14 day period referred to in (i) above, make a written recommendation to Client on the most appropriate way to deal with the deviation which shall toll the deadline in (i) above. Unless Client directs Investment Advisor to the contrary within 14 days of the receipt by Client of the recommendation, Investment Advisor shall be entitled to implement its recommendation and shall not be in breach of the Investment Guidelines. Investment Advisor does not provide any express or implied warranty as to the performance or profitability of the Account or any part thereof or that any specific investment objectives will be successfully met.

16 Client Representations. Client represents and warrants to Investment Advisor that: (i) Client has full power and authority to appoint Investment Advisor to deal with the Account in accordance with the terms of this Agreement, this Agreement is valid and has been duly authorized, does not violate any obligation by which Client is bound, and when so executed and delivered, will be binding upon Client in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and general principles of equity (and Client agrees to provide Investment Advisor with evidence of such authority as may be reasonably requested by Investment Advisor); (ii) Client is not an investment company as defined by the “Investment Company Act of 1940” and registration of the Account under such Act is not required; (iii) the Account does not contain employee benefit plan assets subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Client is not an employee benefit plan subject to ERISA, and Client is not entering into this Agreement in a fiduciary capacity under ERISA; (iv) Client has executed and delivered to Investment Advisor, as applicable, a QEP Qualification (Annex A) and a Qualified Institutional Buyer Certification (Annex B), and Client will advise Investment Advisor in writing as soon as practicable of any change in status affecting such documents; (v) Client acknowledges that it has received from Investment Advisor a copy of Part II of Investment Advisor’s Form ADV more than forty-eight (48) hours prior to entering into this Agreement; and (vi) Client shall furnish to Investment Advisor certified copies of appointments or designations setting forth the names, titles and authorities of the individuals who are authorized to act on behalf of Client with respect to the Account and this Agreement, and Investment Advisor shall be entitled to rely upon such information until it receives written notice of a change in such appointments or designations.

17 Investment Advisor Representations. Investment Advisor represents and warrants to Client that: (i) this Agreement is valid and has been duly authorized, does not violate any obligation by which Investment Advisor is bound, and when so executed and delivered, will be binding upon Investment Advisor in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and general principles of equity; and (ii) it is registered as an investment adviser under the Investment Adviser’s Act of 1940.

18 Applicable Law. All questions arising hereunder shall be determined according to the laws of the State of New York (without regard to its conflict of laws provisions) and the provisions hereof shall be binding upon the successors and assigns of the parties. Client hereby submits to the jurisdiction of the courts of New York and of the Federal Courts in the Southern District of New York with respect to any litigation relating to this agreement, and consents to the service of process by the mailing to Client of copies thereof by certified mail to Client’s address as it appears on the books and records of Investment Advisor, such service to be effective ten days after mailing. Client hereby waives trial by jury in any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement. Client hereby irrevocably waives any immunity to which it might otherwise be entitled in any arbitration, action at law, suit in equity or any other proceedings arising out of or based on this Agreement or any transaction in connection herewith.

19 Assignment. This Agreement may not be assigned, as defined in the Investment Advisers Act of 1940, as amended, and the rules thereunder without the written consent of the other party.

20 Term; Termination and Survival.  The term of this Agreement shall be for a period of one year beginning on the date first above written; provided that it shall automatically be renewed for successive additional one year terms without further action from the parties. This Agreement may be terminated with respect to all or a portion of the cash, securities or other property constituting the Account by either party as to its responsibilities hereunder at any time by giving to the other party written notice at least thirty (30) days prior to the date on which such termination is to become effective. Termination of this Agreement shall be without prejudice to the completion of any commitments to purchase or dispose of any securities or other property made by Investment Advisor prior to giving or receipt of notice to terminate this Agreement. The provisions relating to the following rights and obligations of the parties shall survive the termination, cancellation, expiration and/or rescission of this Agreement: Client Lists, Discharge of Liability, Applicable Law, and Termination and Survival.

21 Counterparts; Severability. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that one or more provisions of this Agreement shall be held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless remain and continue in full force and effect.

22 Amendment. This Agreement may be amended by mutual consent of the parties. Except as provided herein, no alteration or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto.

23 Customer Identification Program. To help the government fight the funding of terrorism and money laundering activities, Investment Advisor has adopted a Customer Identification Program, (“CIP”) pursuant to which Investment Advisor is required to obtain, verify and maintain records of certain information relating to its clients. In order to facilitate Investment Advisor’s compliance with its CIP, Client hereby represents and warrants that (i) Client’s taxpayer identification number or other government issued identification number is 52-1474358, (ii) all documents provided to Investment Advisor are true and accurate as of the date hereof, and (iii) Client agrees to provide to Investment Advisor such other information and documents that Investment Advisor reasonably requests in order to comply with Investment Advisor’s CIP.

IN WITNESS WHEREOF, this Agreement has been signed on behalf of the parties on the day and year first above written.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A

TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

ACA FINANCIAL GUARANTY CORPORATION

By:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:
Title:	Vice President

EXHIBIT A
ACA Financial Guaranty Corporation

Investment Guidelines

Objective:                                        The principal objectives in managing the investment portfolio of ACA
Financial Guaranty Corporation (“ACA” or “the Company”) are to:

a)              preserve the Company’s “A” rating.

b)             Maximize total after-tax return subject to limitations on income volatility,

c)              Maintain adequate liquidity, and

d)             Manage investment risk to minimize correlation with insurance risk.

It is the plan of the Company to utilize the services of both third-party asset management firms and its affiliates ACA Management, L.L.C. and ACA Securities, L.L.C. in managing the investment portfolio.

Unless otherwise stated, the percentage constraints listed herein are based upon the total aggregate market value of the Company’s consolidated investment portfolio (“Aggregate Portfolio”) at the end of each fiscal quarter. In the event that any of the constraints are violated due to market fluctuations, the Finance Department will instruct the portfolio managers to rebalance the portfolio before the end of the next quarter.  Unless otherwise stated, rating and other criteria for an individual security are applied as of the date of purchase.

The Company may invest in securities issued by its affiliates that constitute a portion of a transaction in which the majority of the securities issued are sold to unaffiliated third parties.  The risk-adjusted price of any such securities must be not be less than their fair market value, and any such investment must be approved by at least two of the following: The Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company (each, a “Senior Officer”) on the joint recommendation of the Structured Finance Underwriting Committee and the Finance Department.

In addition to the investment guidelines explicitly set forth, all investments will need to comply with the investment limitations imposed on the Company by the Maryland Insurance Administration and all other applicable law.

Portfolio Composition:	Cash and Short-Term:	5% - 15%
	Fixed Income:	80% - 95%
	Tactical:	0%-5%

Cash and Short-Term Securities (5%-15% of Aggregate Portfolio)

Benchmark:	i Money Net First Tier Institutional Money Market Fund Index.

Portfolio Objective:	The portfolio objective is to outperform the benchmark. Highly liquid securities are to be purchased.

Constraints:

Securities (Commercial Paper, Banker’s Acceptances and Time Deposits) must be rated at a minimum of A1 by Standard & Poor’s Corporation (“S&P”) or P1 by Moody’s Investors Service (“Moody’s”) and not have maturities greater than two years. Single issuers may not comprise more than 5% of the Aggregate Portfolio (other than direct obligations of the US Government or its agencies).

Money market funds are permitted, but allowable funds must seek to maintain a stable net asset value and may only purchase “First Tier” securities. First Tier securities are securities which are rated (or that have been issued by an issuer that is rated with respect to a class of short-term debt obligations, or any security within that class, comparable in priority and quality with such securities) in the highest short-term rating category by at least two nationally recognized statistical rating organizations (NRSRO’s), or if only one NRSRO has assigned a rating, by that NRSRO. A single fund may not comprise more than 15% of the Aggregate Portfolio.

Repurchase agreements are permitted but must be a) marked to market daily, b) collateralized at 102% by US Government or agency securities, c) have a maturity of 7 days or less and d) have counterparties that are rated A-1 by S&P or P-1 by Moody’s. Furthermore, only Primary Dealers designated by the Federal Reserve Bank of New York and top-tier broker-dealers (See Exhibit 1) will be acceptable counterparties. In addition, counterparties and their aggregate exposure limits must have prior approval by the Management Investment Committee. The aggregate level of repurchase agreements cannot exceed 10% of the portfolio without the prior approval of at least two Senior Officers, which is not expected to be given except in conditions of extreme market illiquidity.

In order to properly hedge short-term foreign currency exposure, time deposits denominated in foreign currency will be permitted but excluded from the performance measures.

Fixed Income Securities (80%-95% of Aggregate Portfolio)

Benchmark:	Lehman Aggregate Bond Index.

Portfolio Objective:	The portfolio objective is to outperform the benchmark while adhering to high fiduciary standards.

Portfolio Constraints:	Duration The duration of the portfolio should not exceed the duration of the relevant benchmark by more than one year or lag the benchmark by more than one year.

Portfolio Credit Quality
Average portfolio credit quality must be rated in at least the A+ category by at least two NRSROs (as measured by the lowest ratings assigned by any NRSRO (the “Lowest NRSRO Rating”)). A minimum of 60% must be invested in securities having a Lowest NRSRO Rating in at least the A category by two NRSRO’s.

Security Credit Quality
Except as specified below, investment is restricted to securities having a Lowest NRSRO Rating in at least the BBB category by two NRSRO’s. In the event of any downgrade below the BBB category, the portfolio manager must contact the Finance Department to discuss the course of action and may hold the position if approved by the Investment Committee of the Board of Directors. Securities rated in the BBB category cannot comprise more than 20% of the Aggregate Portfolio.

Sector Constraints:	Notwithstanding the constraints set forth below, the portfolio will remain diversified among the various sectors listed below.

US Treasury and US Government Agency Securities
There is no limitation on the purchase of US Treasuries and US Government Agency Securities. However, securities classified as mortgage securities must follow the mortgage constraints listed below.

Corporate Bonds

The maximum allocation to corporate securities is 30% of the Aggregate Portfolio. Included in the corporate sector are US corporates, preferred stock, (including, without limitation, trust preferred issues), Eurobonds, Yankees, US dollar denominated sovereigns, US dollar denominated super nationals, and US dollar denominated securities issued by foreign entities. Exposure to any single issuer is limited to 5% of the Aggregate Portfolio. Investments may include issuers having a Lowest NRSRO Rating that is lower than the BBB category, if the rating of only one NRSRO is lower than the BBB category; exposure to any such single issuer is limited to 3% of the aggregate portfolio.

Corporate Private Placements and 144As
The maximum allocation to fixed income private placements and 144As is 10% of the Aggregate Portfolio, with private placements (non-144A’s) not to exceed 5% of the Aggregate Portfolio. Exposures to any single issuers cannot exceed 2% of the Aggregate Portfolio. In addition, private placements and 144As must comply with all other constraints related to corporate bonds.

Asset Backed
The maximum allocation to asset-backed securities is 50% of the Aggregate Portfolio with no single issuer, which is defined as a separate pool of collateral, to exceed 5% of the Aggregate Portfolio. In addition, exposure to any single servicer of collateral is limited to 15% of the Aggregate Portfolio. Asset backed securities must have a Lowest NRSRO Rating in at least the BBB category by at least one NRSRO.

Mortgage Backed
The maximum allocation to mortgage securities is 40% of the Aggregate Portfolio. Subject to the aggregate mortgage constraint, non-agency securities can constitute no more than 20% of the Aggregate Portfolio. Any non-agency single issuer, which is defined as a separate pool of collateral, may not exceed 5% of the Aggregate Portfolio. In addition, exposure to any non-agency single servicer of collateral is limited to 15% of the Aggregate Portfolio. Mortgage backed securities must have a Lowest NRSRO Rating in at least the BBB category by a least one NRSRO. More volatile types of CMO’s (PO’s, Inverse floaters, or any derivative thereof) are not permitted.

Municipals
The maximum allocation to municipal bonds is 80% of the Aggregate Portfolio with no single issuer to exceed 5% of the Aggregate Portfolio. In addition, single risk concentration to any credit enhancement provider is limited to 35% of the Aggregate Portfolio. Municipal purchases in excess of 2% of the Aggregate Portfolio must be pre-cleared by ACA.

Non-US Dollar Denominated Bonds

The maximum allocation to non-dollar bonds is 15% of the

Aggregate Portfolio. Net foreign currency exposure may not exceed 10% of the Aggregate Portfolio. Debt securities of any single country are limited to 2.5% of the Aggregate Portfolio. Debt securities issued or Guaranteed by the governments of the G7 and European Union (“EU”) countries and having a Lowest NRSRO Rating in at least the A category by at least one NRSRO are permissible. Other debt securities issued by corporations, banks or other institutions denominated in the currency of one of the G7 or EU countries and having a Lowest NRSRO Rating in at least the AA category by at least one NRSRO are permissible. Currency forward contracts are permissible to manage benchmark exposure. The sum of the current market value of the non-dollar bond positions and the net notional amounts of all long and short forward contracts must not exceed 10% of the Aggregate Portfolio. The net notional amounts of all long and short forwards contracts denominated in any one currency and the current market value of all fixed income positions denominated in the same currency must not exceed 2.5% of the Aggregate Portfolio. Long options positions on bonds and/or currencies are permissible up to 5% of the Aggregate Portfolio, as measured by current market value of the underlying position. If a forward or option contract is used, the derivative counter parties must have a Lowest NRSRO Rating in at least the AA category (exposures with a maturity longer than one year) or A-1 category (exposures with a maturity of one year or less) by at least one NRSRO. Furthermore, only Primary Dealers designated by the Federal Reserve Bank of New York and top-tier broker-dealers will be acceptable counter-parties. In addition, counter-parties and their aggregate exposure limits must have prior approval by the Management Finance Committee.

Interest Rate Futures
The maximum allocation to interest rate futures is 10% of the Aggregate Portfolio, which is based on the notional principal of the futures contract without any netting of positions. Futures may only be used to manage the portfolio to the duration of the benchmark and to manage the term structure of the portfolio. Both long and short positions are permissible.

Money Market Securities/Funds
Securities (Commercial Paper, Banker’s Acceptances and Time Deposits) must be rated at a minimum of A1 or P1 and not have maturity greater than one year. Single issuers may not comprise more than 5% of the Aggregate Portfolio (other than direct obligations of the US Government or its agencies).

Money market funds are permitted but allowable funds must seek to maintain a stable net asset value and may only purchase

“First Tier” securities. A single fund may not comprise more than 15% of the Aggregate Portfolio.

Repurchase agreements are allowed but must be a) marked to market daily, b) collateralized at 102% by US Government or agency securities, c) have a maturity or 30 days or less and d) have counterparties that have a Lowest NRSRO Rating of a least A-1 or P-1 by at least one NRSRO. Furthermore, only Primary Dealers designated by the Federal Reserve Bank of New York and top-tier brokers-dealers will be acceptable counterparties. In addition, counterparties and their aggregate exposure limits must have prior approval by the Management Finance Committee. The aggregate level of repurchase agreements cannot exceed 10% of the portfolio without the prior approval of the Management Finance Committee.

Credit Derivatives
Credit derivatives are allowed but must follow credit quality, maturity, single risk and aggregate guidelines established by the Management Finance Committee on the recommendation of the Structured Finance Underwriting Committee, the rating agencies and the applicable statutory authorities.

Other Derivatives Options, swaps, futures (other than those previously mentioned), currencies (other than those previously mentioned), and structured notes are not permitted.

Gain/Loss Constraints:

In all cases regarding losses as a result of trading activity in a portfolio under no circumstances should a loss exist on a “stand alone” basis — at least some portion of said loss should be offset by a corresponding gain in the portfolio. It is the role of the Portfolio Manager to minimize losses in the Portfolio. In the event that a prospective trade is projected to generate a significant loss (or 0.50% of portfolio value), it is the responsibility of the portfolio manger to advise the Chief Financial Officer or another member of the finance staff of the impact this trade would have on the portfolio before the said trade is settled. When in doubt about the “significance” of the impact of a trade on the portfolio, the Portfolio Manger should always advise the Chief Financial Officer or another member of the finance staff before settling.

Regarding gains in portfolio, any significant gains taken in the fiscal fourth quarter that are not substantially offset by losses should be communicated to the Chief Financial Officer or another member of the finance staff before said trade is settled. When in doubt about the significance of any such gain, Portfolio

Manger should always advise the Chief Financial Officer or another member of the finance staff before settling.

Tactical (0%-5% of Aggregate Portfolio)

Benchmark:	Sustainable returns significantly in excess of the Fixed Income portion of the investment portfolio.

Portfolio Objective:

The portfolio objective is to achieve excess returns by pursuing investments outside the guideline relative to Cash and Short-Term and Fixed Income, while managing investment risk to minimize correlation with insurance risk.

Overview:

With the prior approval of at least two Senior Officers, an allocation to securities that do not adhere to the above guidelines is permissible, but may not exceed 5% of the Aggregate Investment Portfolio.

Permitted:	Securities including but not limited to the following: a) Equity interest; b) Subsidiary investments; c) Foreign investments, and d) Non-investment grade securities with no minimum rating.

EXHIBIT B

Brokerage and Execution Services

(a) Investment Advisor will use the execution services of such broker-dealers as it may select from time to time, which will be entitled to compensation for their services, to effect transactions for the purchase and/or sale of securities and other investments by the Account. In connection with transactions effected for the Account, Client authorizes Investment Advisor to establish and trade in accounts in its or the name of the Account with members of national or regional securities exchanges and the National Association of Securities Dealers Inc., including “omnibus” accounts established for the purpose of combining orders for more than one client.

(b) Client hereby authorizes Investment Advisor to effect transactions for the Account through affiliated broker-dealers (“Affiliated Broker-Dealers”) and the Affiliated Broker-Dealers may retain commissions in connection with effecting such agency transactions for the Account. Client understands that other broker-dealers may be willing to effect transactions for Client at lower commission rates than those charged by Affiliated Broker-Dealers. When executing trades through Affiliated Broker-Dealers, Investment Advisor shall seek to obtain the most favorable terms for Client transactions that are reasonably available under the circumstances. If Client’s Account is subject to Section 11(a) of the Securities Exchange Act of 1934 (“Exchange Act”), as amended, and Rule 11a2-2(T) thereunder, Client authorizes the Affiliated Broker-Dealers that may be members of a U.S. securities exchange, or have the right to trade on such an exchange, to execute transactions on such exchange for the Account.

(c) In selecting brokers through which transactions for client accounts will be executed, Investment Advisor’s primary consideration will be the broker’s ability to provide best execution of trades. In making a decision about best execution (and subject to section 28(e) of the Securities Exchange Act of 1934, as amended), Investment Advisor may consider a number of factors including, but not limited to, trade price and commission and quality of research services the broker may provide. The commission rates paid to any broker for execution of transactions will be determined through negotiations with the broker, taking into account industry norms for the size and type of transaction, and the nature of brokerage and research services provided. Such research services may include, but not be limited to, analysis and reports concerning economic factors and trends, industries, specific securities, and portfolio strategies. Research services furnished by brokers will generally be used in connection with all Investment Advisor’s advisory accounts, although not all such services may be used with any particular account that paid commissions to the brokers providing such services.

(d) Investment Advisor is also hereby authorized to effect “agency cross transactions” (as defined in Rule 206(3)-2 promulgated by the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended) with its Affiliated Broker-Dealers whereby they will act as agent for, and receive commissions from, the Account and the party on the other side of the

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transaction. Client understands that in addition to receiving commissions from both parties, the Affiliated Broker-Dealers may have a potentially conflicting division of loyalties and responsibilities to both parties to the transaction. Client’s consent to execute “agency-cross transactions” may be revoked at any time by written notice from Client to Investment Advisor.

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EXHIBIT C

Fee Agreement

Fee Schedule

Investment Advisor’s annual fee for acting as investment manager under this Agreement is as follows:

..125 of 1% on the balance of the Account

Billing Period

Such fee will be calculated as of the last business day of each calendar quarter-end (i.e. March, June, September, December).

Fee Calculation Methodology

The market value used for calculating the fee will be based on the average of three month-end market values comprising the billing period.

Cash Flow Prorations

The market value(s) that form(s) the basis for each fee calculation will be adjusted to prorate any contributions and withdrawals that occurred during the billing period when the daily sum of such activity exceeds the greater of $1million or 2% of the portfolio’s market value. For purposes of determining this percentage threshold, each day’s contributions and withdrawals will be measured against the immediately preceding month-end market value.

Special Considerations

The above fee schedule will be applied against the Account’s total market value, exclusive of Account assets invested in any registered investment company or registered investment trust advised by Investment Advisor or its affiliates. Account investments in such registered investment company or registered investment trust advised by Investment Advisor or its affiliates will be subject to the expense ratios in effect for each such fund.

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EXHIBIT D

Authorized Signature List

Edward Gilpin
Lisa Mumford
Adam Wilkomm

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EXHIBIT E
Futures, Options, Short Sales and Derivatives
Subject to the Investment Guidelines, in investing and reinvesting the Account, Investment
Advisor is authorized and empowered as follows:

(a) to purchase, sell, hold and generally deal in and with all futures contracts (and any options on such contracts), including, without limitation, futures contracts with respect to financial instruments and any group or index of securities (or any interest therein based upon the value thereof), and in connection therewith to deposit or cause to be deposited any property as collateral with any agent, all on such terms and conditions as Investment Advisor shall determine,

(b) to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination, all on such terms and conditions as Investment Advisor shall determine,

(c) to engage in “short sales” and in connection therewith to deposit any property as collateral with any agent, to grant security interests in such collateral and to execute or cause to be executed any and all required documents, all on such terms and conditions as Investment Advisor shall determine, and

(d) to enter into any derivative transaction (and in connection therewith to deposit any property as collateral with any agent, to grant security interests in such collateral and to execute or cause to be executed any and all required documents (including without limitation any ISDA Master Agreements), all on such terms and conditions as Investment Advisor shall determine), (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security or other financial instrument (including any option with respect to any of these transaction ) or (ii) which is a transaction similar to any transaction referred to in clause (i) that is currently, or in the future becomes, regularly entered into in the financial markets and that is a forward, swap, future, or option on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value; and (iii) any combination of these transactions (including an agreement with respect thereto and any terms and conditions incorporated in such agreement.

Investment Advisor is authorized to disclose such provisions of this Agreement or the investment guidelines to securities, derivatives and other transaction counterparties as may be necessary to establish to the satisfaction of the counterparty, Investment Advisor’s authorization to engage in transactions on behalf of Client.

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ANNEX A QEP Certification

J.P. Morgan Investment Management Inc. (“Investment Advisor”) is registered as a commodity trading adviser (“CTA”) and commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and National Futures Association (“NFA”). Investment Advisor’s registration as a CTA enables it to provide advice to clients relating to “commodity interests,” which include but are not limited to financial futures and options thereon.

Client’s certification below that it constitutes a “Qualified Eligible Person” (“QEP”) under the CFTC rules (essentially akin to being a sophisticated investor or an “accredited investor” under the securities laws) enables Investment Advisor to avail itself of abbreviated disclosure, reporting and record-keeping requirements.

By either circling one item in Section I below and one item in Section II below or one item in Section III below, Client will be certified as a QEP. Client certifies that (circle either one item in I and one item in II or one item in Section III):

OPTION ONE

Section I (circle applicable item)

(A) Client owns securities of issuers not affiliated with it and other investments with an aggregate market value of at least $2 million or

(B) Client has had on deposit with a futures commission merchant for its own account during the preceding six months at least $200,000 in exchange-specified initial margin and option premiums for commodity interest transactions or

(C) Client owns a portfolio comprised of the funds or property in (A) or (B) above in which the sum of the funds or property includable under (A), expressed as a percentage of the minimum amount required thereunder, and the amount of futures margin and option premiums includable in (B), expressed as a percentage of the minimum amount required thereunder, equals at least 100% (e.g. $1 million in securities and other property (50% of (A)) and $100,000 in exchange-specified initial margin and option premiums (50% of (B));

Section II (circle applicable item)

(A) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act not formed for the specific purpose of opening an exempt account with the commodity trading advisor; or

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(B) a bank as defined in section 3(a)(2) of the Securities Act of 1933 (the “Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting for its own account or for the account of a qualified eligible person; or

(C) an insurance company as defined in section 2(13) of the Securities Act acting for its own account or for the account of a qualified eligible person; or

(D) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million; or

(E) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5 million; or, if the plan is self-directed, that investment decisions for, or the decisions as to the types of investment alternatives under, the plan are made solely by persons that are qualified eligible persons; or

(F) a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940; or

(G) an organization described in section 501(c)(3) of the Internal Revenue Code, with total assets in excess of $5 million; or

(H) a corporation, Massachusetts or similar business trust, or partnership, other than a pool, which has total assets in excess of $5 million and not formed for the specific purpose of opening an exempt account; or

(I) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time that person opens an exempt account exceeds $1 million; or

(J) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and had reasonable expectation of reaching the same income level in the current year; or

(K) a pool, trust, insurance company separate account or bank collective trust, with total assets in excess of $5 million not formed for the specific purpose of opening an exempt account, and whose investment in the exempt account is directed by a qualified eligible person; or

(L) a governmental entity (including the United States, a state, or a foreign government) or political subdivision thereof, or a multinational or supranational entity or an instrumentality, agency, or department of any of the foregoing.

OPTION TWO

Section III (circle applicable item)

Client is one of the following:

(A) a trust that was not formed for the specific purpose of opening an exempt account and in which the trustee or other person authorized to make investment decisions with respect to the

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trust and each settlor or other person who has contributed assets to the trust is a qualified eligible person;

(B) a Non-United States person defined as (a) a natural person who is not a resident of the United States; (b) a partnership, corporation or other entity, other than an entity organized principally for passive investment, organized under the law of a foreign jurisdiction and which has its principal place of business in a foreign jurisdiction; (c) an estate or trust, the income of which is not subject to US income tax regardless of source; (d) an entity organized principally for passive investment such as a pool, investment company or other similar entity; provided that (i) units held by persons who do not qualify as Non-U.S. Persons or otherwise as qualified eligible persons represent in the aggregate less than 10% of the beneficial ownership of the entity and (ii) the entity was not formed for the purpose of facilitating investment by persons who do not qualify as Non-U.S. Persons in a pool with respect to which the operator is exempt from certain requirements of Part 4 of the CFTC’s regulations by virtue of its participants having Non-U.S. Persons; and (e) a pension plan for employees, officers or principals of an entity organized and with its principal place of business outside the United States;

(C) an entity in which all of the participants are qualified eligible persons;

(D) a pool for which a claim for exemption under CFTC Rule 4.7 has been made.

Section IV

Client will notify Investment Advisor in writing as soon as practicable of any change in the certifications contained herein.

Dated:

Name of Client (Print or Type)

By:

Name:
Title:

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ANNEX B Qualified Institutional Buyer Certification

The undersigned has retained Agent to manage the assets in the undersigned’s account (the “Account”) pursuant to an agreement with the Agent (the “Agreement”). Pursuant to the Agreement, the Agent is authorized to invest the Account in restricted securities under Rule 144A of the Securities Act of 1933 (“Rule 144A”) that are issued by various issuers (the “Issuers”) and purchased from various Broker-Dealers (the “Brokers”). In order to establish that it is a “Qualified Institutional Buyer” under Rule 144A, the undersigned hereby makes the certifications set forth below to the Agent, the Issuers, and the Brokers. The undersigned acknowledges that the Agent, the Issuers, and the Brokers will rely on this Certification for purposes of Rule 144A. The Agent is hereby authorized to certify to the Issuers and Brokers from time to time that the undersigned is a Qualified Institutional Buyer within the meaning of Rule 144A. Such Issuers and Brokers may rely on a certification from the Agent as to the undersigned’s status as a Qualified Institutional Buyer as if such certification were delivered directly from the undersigned. The undersigned agrees to notify the Agent of any change in the certifications set forth below. This certification shall be deemed to be a continuing certification until such time as Agent is notified in writing that the undersigned is no longer a Qualified Institutional Buyer for purposes of Rule 144A.

The undersigned hereby certifies that it is familiar with the requirements of Rule 144A and further certifies, represents and warrants that:

1. The undersigned is a “Qualified Institutional Buyer” as described in Attachment A hereto.

2. As of 8/31/04*, the undersigned owned and invested on a discretionary basis an aggregate of $379,034,026** , of eligible securities as defined and calculated as set forth in Attachment A.

3. Fiscal year end: December 31

4. The undersigned is acting for its own account or the accounts of other Qualified Institutional Buyers.

5. The person signing this certification is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the undersigned duly authorized to execute this certification. If the undersigned is a “family of investment companies” as defined in Rule 144A, the person executing this certification is an executive officer of the investment adviser.

Company:
By:
Printed Name:
Title:
Date:

* Insert a specific date on or since the end of the undersigned’s most recent fiscal year.

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** The amount can be an approximation but must be a specific amount in excess of $100 million or such lesser amount applicable to the entity as contemplated by Attachment A. The aggregate investable amount should include all eligible securities, not just those managed by agent.

Attachment A

Definition of “QUALIFIED INSTITUTIONAL BUYER”

Any of the following entities, acting for its own account or the account of other Qualified Institutional Buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities:

A company organized as an insurance company, whose primary and predominant business activity is the writing of insurance or the reinsuring of risk underwritten by insurance companies, and which is subject to supervision by the insurance commissioner, or similar official or agency, of a state or territory or the District of Columbia; or any receiver or similar official or any liquidating agent for an insurance company, in his capacity as such.

An investment company registered under the Investment Company Act of 1940.

A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 (“ERISA”).

A trust fund whose trustee is a bank or trust company and whose participants are exclusively (i) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, or (ii) employee benefit plans within the meaning of Title I of the ERISA, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

A business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

An organization described in Section 501(c)(3) of the Internal Revenue Code.

A corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act of 1933 or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act of 1933 or a foreign bank or savings and loan association or equivalent institution).

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A partnership.

A Massachusetts or similar business trust.

An investment adviser registered under the Investment Advisers Act of 1940.

A bank as defined in Section 3(a)(2) of the Securities Act of 1933 that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the rule.

A savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act of 1933 that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the rule.

A foreign bank or savings and loan association or equivalent institution that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

A dealer registered pursuant to Section 15 of the Exchange Act, that in the aggregate owns and invests on a discretionary basis at least $10 million in securities.

A dealer registered pursuant to Section 15 of the Exchange Act, acting in a riskless principal transaction on behalf of a Qualified Institutional Buyer.

An investment company registered under the Investment Company Act of 1940 that is part of a family of investment companies (as defined in Rule 144A(a)(1)(iv)) which own in the aggregate at least $100 million in securities.

An entity, all of the equity owners of which are Qualified Institutional Buyers.

Calculation of the Aggregate Amount of Securities owned and invested on a discretionary basis

Exclusions. In determining the aggregate amount of eligible “securities” owned and invested on a discretionary basis, the following instruments and interests shall be excluded: securities issued by affiliates of the entity, bank deposit notes and certificates of deposits, loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.

Valuation. The aggregate value of securities owned and invested on a discretionary basis by an entity shall be the cost of such securities, except that they may be valued at market if the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published.

Subsidiaries. Securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting

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company under section 13 or 15(d) of the Exchange Act, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

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